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                                                                   Exhibit 10.23


                                  July 16, 1999

Stephen J. Perkins
President and Chief Operating Officer
Commercial Intertech Corp.
1775 Logan Avenue
Youngstown, OH  44501

         Re:  Change of Control Nonqualified Deferred Compensation Benefit

Dear Steve:

         In your employment agreement, the Company agreed to provide you with a supplemental executive retirement plan (SERP). The primary purpose of the SERP is to make up the amount of your retirement benefit lost from the Pension Plan for Salaried Employees of Commercial Intertech Corp. (Pension Plan) due to federal laws that limit the amount of compensation taken into account under, and the amount of benefit payments provided by, qualified retirement plans. Certain Commercial Intertech SERPs also consider bonus in the formula that is excluded under the Pension Plan formula. Normal retirement benefits to you under the SERP will vest after the completion of five years of service with the Company, identical to the vesting provisions of the Pension Plan. Furthermore, the Company agreed to provide you some coverage in the event of a change of control prior to vesting in five years. This letter will clarify the latter concept.

         The Company will adopt a plan to provide the above benefit, named the Commercial Intertech Corp. Nonqualified Deferred Compensation Plan for Stephen
J. Perkins, incorporating the non-change of control concepts set forth above. Furthermore, the Plan will include change of control benefit concepts as follows:

         - change of control benefit vests immediately upon change of control, as such phrase is defined in your Change of Control Agreement;

         - at your election, the change of control benefit may be received as a lump sum under actuarial principles (mortality tables and interest rates) as provided in other Company SERPs;


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         -    service, for purposes of the calculation of the change of control benefit, will be the greater of (1) four years of service or (2) your actual years of service with the Company; and

         - compensation, for purposes of the calculation of the change of control benefit, will be the greater of (1) $500,000 per year or
              (2) your actual compensation as defined in the plan, base salary plus base target award plan bonus.

         A nonqualified deferred compensation plan document will be prepared and submitted to the Management Evaluation and Compensation Committee. If you have any questions concerning this please do not hesitate to call. Otherwise, acknowledge your understanding of these provisions by signing below.

                                         Very truly yours,



                                         Bruce C. Wheatley
                                         Senior Vice President - Administration






Agreed:


____________________________
Stephen J. Perkins


BCW:ljl


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                           COMMERCIAL INTERTECH CORP.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                             FOR STEPHEN J. PERKINS
                          (Effective as of May 1, 1999)

                                    ARTICLE I
                         ESTABLISHMENT AND CONSTRUCTION

1.1 ESTABLISHMENT. Commercial Intertech Corp. (the "Company") establishes, effective as of May 1, 1999, this unfunded deferred compensation plan on behalf of Stephen J. Perkins to be provided to supplement the Pension Plan for Salaried Employees of Commercial Intertech Corp. ("Pension Plan"). This document shall be known as the "Commercial Intertech Corp. Nonqualified Deferred Compensation Plan for Stephen J. Perkins" (the "Plan").

1.2 PURPOSE. The Company maintains the Pension Plan which is intended to meet the requirements of a "qualified" retirement plan under Section 401(a) of the Internal Revenue Code. The Pension Plan contains certain restrictions required by the Code that sometimes result in a diminution of benefits available to certain highly compensated employees. This Plan is established to replace some of the benefits lost due to this diminution and preclusion or upon a Change of Control. Also, this Plan is intended to be an unfunded deferred compensation plan for a member of a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

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                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS. The following terms shall have the meaning stated below unless the context clearly indicates otherwise.

         (a)      "COMMITTEE" means the Compensation Committee described in
                  section 4.1 of this Plan, which has been delegated the authority to administer this Plan.

         (b) "MONTHLY PAY" means one-twelfth (1/12) of a Participant's Compensation, as defined in the Pension Plan, received from the Company and any Subsidiary, and shall include annual bonuses paid under the target award programs ("SMTIP" and "SEIP") but shall not include the premium under the stock payout option of the target award programs, determined without regard to the limitations of Section 401(a)(17) of the Code.

         (c)      "PARTICIPANT" means Stephen J. Perkins.

         (d)      "YEARS OF CREDITED SERVICE"

                   (i) with respect to separation from service with the Company or any Subsidiary prior to age sixty five
                           (65) after completion of five (5) years of Service, his Credited Service under the Pension Plan;

                  (ii) with respect to separation from service with the Company or any Subsidiary at or after attainment of age sixty-five (65), twenty-five (25) years;

                  (iii) with respect to death after completion of five (5) years of Service and prior to age sixty-five (65), his Years of Credited Service determined as if he had separated from service at age sixty-five (65) reduced by the number of years and fractional years (1/12th for each complete calendar month) by which his actual date of death precedes the date as of which he would have attained age sixty-five (65).

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         Unless the context clearly indicates otherwise, terms not defined in this document shall have the meaning specified in the Pension Plan (if defined therein). Where the defined meaning is intended, the term is capitalized.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

2.3 EMPLOYMENT RIGHTS. Establishment of the Plan shall not be construed to give the Participant the right to be retained by the Company or any Subsidiary or to any benefits not specifically provided by the Plan.

2.4 SEVERABILITY. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

2.5 APPLICABLE LAW. This Plan is fully exempt from Titles II, III and IV of ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA and the laws of the State of Ohio.

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                                   ARTICLE III
                                    BENEFITS

3.1 AMOUNT OF RETIREMENT BENEFITS. If the Participant separates from service with the Company after attainment of five (5) years of Service, as defined in the Pension Plan, benefits will be payable to the Participant and will commence, at the election of the Participant as provided in Section 3.2, and shall equal the excess, if any, of (a) minus (b) where:

         (a) is the benefit calculated under the Pension Plan as if the provisions of the Pension Plan were administered using this Plan's definition of compensation (Monthly Pay) and Years of Credited Service and without regard to the benefit and compensation limitations found in Code Sections 415 and 401(a)(17); and

         (b) is (i) the actual limited Pension Plan benefit which is payable to such Participant, plus (ii) in the event the Participant is credited with twenty five (25) years of Credited Service under this Plan, the benefit(s), attributable to employer contributions, payable to the Participant pursuant to qualified retirement plans of previous employers, expressed as a single life annuity(ies).

3.2 FORM AND COMMENCEMENT OF BENEFITS. Provided the Participant is vested in the benefits in this Plan, benefits payable under this Plan shall be paid in the same manner and form and at the same time as benefits payable under the Pension Plan. Except as provided in Section 3.4, the Participant will not voluntarily separate from service with the Company until after due consultation with the Company and the Committee.

3.3 DEATH BENEFITS. No death benefit shall be paid under this Plan except as provided in this Section.

         (a) SPOUSE'S BENEFIT. If the Participant dies after completion of five (5) years of Service but before benefit payments begin under the Plan, the Spouse, at the date of the Participant's death, shall be paid a monthly benefit under the Plan in the form of a life annuity calculated as under section 3.1 adjusted by applying the provisions of the Pre-Retirement Survivor Annuity under the Pension Plan.

         (b) If the Participant dies before benefit payments begin under the Plan and has no Spouse, no death benefit shall be payable under this Plan.


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         (c)      If the Participant dies after benefit payments begin under this Plan, a death benefit shall be payable under the Plan to the Spouse of the Participant only if a death benefit is payable to such Spouse under the form of payment selected by the Participant.


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3.4      CHANGE OF CONTROL.

         (a) "Change of Control" shall have the meaning as defined in the agreement providing severance compensation to the Participant upon a change in control of the management of the Company then existing between the Company and the Participant (the "Severance Compensation Agreement"). In the event of a Change of Control, the Participant shall be fully vested in the benefit under section 3.4 of this Plan and the Participant shall be paid a benefit equal to the benefit calculated in Subsection 3.1(a) above, adjusted as follows:

                            (i) Monthly Pay, for purposes of this Section 3.4,
                           shall mean the Participant's Monthly Pay determined without regard to the limitations of Section 401(a)(17) of the Code but in no case shall be less than $41,667 per month; and

                           (ii) Years of Credited Service, for purposes of this
                           Section 3.4 , shall mean the greater of (1) four (4) years or (2) the Years of Credited Service as defined in Section 2.1(d) above.

         (b) Unless the Participant elects to defer the commencement of benefits to a later date, benefits under this Section 3.4 shall be payable to the Participant, beginning on the first day of the month coincident with or next following his separation from service with the Company or a Subsidiary.

         (c) Benefits payable under this Section 3.4 shall be paid in the same manner as benefits payable under the Pension Plan. However, in the sole discretion of the Participant, any benefit due to the Participant under the Plan may be paid in any of the forms of benefit payments available to the Participant under the Pension Plan or in the form of annual installments for a specified period of years. Each alternate form of payment shall be the Actuarial Equivalent of a single life annuity. Additionally, a Participant may elect to have a benefit due under this
         Section 3.4 paid in a single lump sum payment, provided notice thereof is received by the Compensation Committee prior to separation from service. The lump sum shall be the present value of the annuity calculated under this Plan using the basis defined below that produces the largest lump sum amount:

                  (1) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum

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                           distribution on plan termination as in effect on the
                           date of the Participant's election, or

                  (2) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum distribution on plan termination as in effect on the date six (6) months prior to the date of the Participant's election, or

                  (3) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) for the month in which the Participant's election occurs, or

                  (4) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) for the month which is six (6) months prior to the Participant's election.

The Participant may elect any combination of form of benefits not exceeding two
(2).

3.5 EARLY DISTRIBUTION. Notwithstanding any other provision contained in this Plan, the Company shall make distributions to the Participant before such distributions otherwise are payable under this Plan if it determines upon the advice of counsel, based on a change in the Code, a published ruling or similar announcement issued by the Internal Revenue Service ("IRS"), a regulation issued by the Secretary of the Treasury or his delegate, a decision of a court of competent jurisdiction involving the Participant or a closing agreement involving the Participant that is approved by the IRS, that the Participant has recognized or will recognize income for federal income tax consequences with respect to amounts that are or will be distributable to him.



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                                   ARTICLE IV
                               GENERAL PROVISIONS

4.1 ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this Plan as the plan administrator under the Pension Plan has under such Pension Plan.

4.2 FINALITY OF DETERMINATION. Except with respect to questions arising from benefits payable upon a Change of Control, the determination of the Compensation Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

4.3 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

4.4 INDEMNIFICATION AND EXCULPATION. The members of the Compensation Committee, its agents and officers, directors and employees of the Company and the Subsidiaries shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

4.5 FUNDING. While all benefits payable under the Plan constitute general corporate obligations, the Company shall establish a master rabbi trust for the benefit of the Participant, which trust shall be subject to the claims of the general creditors of the Company (and of any Subsidiary which has employed the Participant and become obligated under the Plan) in the event of such corporation's insolvency, to be used as a reserve for the discharge of the Company's or Subsidiary's obligations under the Plan to such Participant. The Company shall contribute to such trust an amount sufficient to fund the aggregate present value of all liabilities potentially owed to the Participant under this Plan and such funding shall occur no later than the date on which

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         a Change of Control occurs. Any payments made to the Participant under the trust for his benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Company or Subsidiary. The amounts payable under the Plan shall be reflected on the accounting records of the Company or Subsidiary but shall not be construed to create or require the creation of a trust, custodial or escrow account, except as described above in this section. The Participant (or Spouse of Participant) shall not have any right, title or interest whatever in or to any investment reserves, accounts or funds that the Company or any Subsidiary may purchase, establish or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company or any Subsidiary and the Participant or any other person, except as described above in this section. Neither the Participant nor Spouse of the Participant shall acquire any interest greater than that of an unsecured creditor.

4.6 CORPORATE ACTION. Any action required of or permitted by the Company or any Subsidiary under this Plan shall be by resolution of its Board of Directors or any person or persons authorized by resolution of such Board of Directors.

4.7 INTERESTS NOT TRANSFERABLE. The interests of the Participant and his Spouse under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

4.8 EFFECT ON OTHER BENEFIT PLANS. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Pension Plan maintained by the Company or any Subsidiary. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

4.9 TAX LIABILITY. The Company or Subsidiary may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as such employer may reasonably estimate to be necessary to cover any taxes for which the Company or Subsidiary may be liable and which may be assessed with regard to such payment.

4.10 LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses which the Participant may incur as a result of the Company's or any Subsidiary's contesting the validity, enforceability or the Participant's interpretation of, or determinations under, this Plan.

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4.11     SUCCESSORS AND ASSIGNS. This Plan and all of the obligations hereunder shall be binding on the successors and assigns of the Company.

4.12 NONDUPLICATION OF BENEFITS. The benefits payable under this Plan to a Participant are intended to replace such benefits payable to such Participant under the Commercial Intertech Corp. Supplemental Executive Retirement Plan, and the Participant's benefits under such plan are terminated.

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                                    ARTICLE V
                            AMENDMENT AND TERMINATION

The Company by action of this Board of Directors reserves the right to amend this Plan from time to time or to terminate the Plan at any time, but without the written consent of the Participant, no such action may reduce or relieve the Company or any Subsidiary of any obligation with respect to any benefit accrued under the Plan by such Participant as of the date of such amendment or termination.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on this ____ day of _____________, 1999.

                                          COMMERCIAL INTERTECH CORP.


                                          By:_______________________________

                                          Title:____________________________